Exhibit 10.3

OPTION TO PURCHASE
SERIES B CONVERTIBLE PREFERRED STOCK
AND WARRANTS OF ANTEX BIOLOGICS INC.

            THIS OPTION TO PURCHASE AGREEMENT (the “Agreement”),dated as of July 3, 2001, is entered into among Antex Biologics Inc., a Delaware corporation (the “Company”), Xmark Fund, Ltd., Xmark Fund, L.P., S.A.C. Capital Associates, LLC, SDS Merchant Fund, LP and OTATO, L.P. (Xmark Fund, Ltd., Xmark Fund, L.P., SDS Merchant Fund, LP, S.A.C. Capital Associates, LLC and OTATO, L.P., each are referred to herein as a “Purchaser” and, collectively, as the “Purchasers”).

            WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to grant each of the Purchasers, and each of the Purchasers desires to accept from the Company, the option to acquire from the Company, (i) shares of the Company’s Series B Convertible Preferred Stock, having such terms and conditions as are set forth in a Certificate of Designation, dated July 3, 2001, as filed by the Company with the Secretary of State of the State of Delaware (the “Preferred Stock”), (ii) Class E Warrants, having such terms and conditions as are set forth in the form of Class E Warrant attached as Exhibit B-1 to a Securities Purchase Agreement, dated the dated hereof, among parties to this Agreement (the “Purchase Agreement”), except that such Class E Warrants shall not have a cashless exercise provision, and (iii) Class F Warrants, having such terms and conditions as are set forth in the form of Class F Warrant attached as Exhibit B-2 to the Purchase Agreement, except that such Class F Warrants shall not have a cashless exercise provision (the Class E Warrants and the Class F Warrants, together the “Warrants”);

            NOW THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter, and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

1.	Option Grant.

a)	The Company hereby grants to Xmark Fund, Ltd., an option to purchase from the Company, 236,437.5 units, each unit consisting of (i) 1/500th of a share of the Preferred Stock, (ii) one-half of a Class E Warrant and (iii) one-quarter of a Class F Warrant (each a “Unit”), at an exercise price of $2.00 per Unit, exercisable on one occasion at any time, in whole and not in part, during the period commencing July 3, 2001, and terminating on April 2, 2002.

b)	The Company hereby grants to Xmark Fund, L.P., an option to purchase from the Company, 138,562.5 Units at an exercise price of $2.00 per Unit, exercisable on one occasion at any time, in whole and not in part, during the period commencing July 3, 2001, and terminating on April 2, 2002.

c)	The Company hereby grants to S.A.C. Capital Associates, LLC, an option to purchase from the Company, 625,000 Units at an exercise price of $2.00 per Unit, exercisable on one occasion at any time, in whole and not in part, during the period commencing July 3, 2001, and terminating on April 2, 2002.

d)	The Company hereby grants to SDS Merchant Fund, LP, an option to purchase from the Company, 375,000 Units at an exercise price of $2.00 per Unit, exercisable on one occasion at any time, in whole and not in part, during the period commencing July 3, 2001, and terminating on April 2, 2002.

e)	The Company hereby grants to OTATO, L.P., an option to purchase from the Company, 125,000 Units at an exercise price of $2.00 per Unit, exercisable on one occasion at any time, in whole and not in part, during the period commencing July 3, 2001, and terminating on April 2, 2002 (together with the options granted to Xmark Fund, Ltd, Xmark Fund, L.P., S.A.C. Capital Associates, LLC and SDS Merchant Fund, LP, the “Options”, each an “Option”).

2.	Exercise of the Option

a)	If any of the Purchasers (the “Exercising Purchaser”) determines to exercise its respective Option, it shall do so by written notice to the Company (the “Exercise Notice”).

b)	The closing date (“Closing Date”) of the exercise of the Option shall be the date specified in the Option Notice, which shall not be less then 15 Business Days, nor more than 30 Business Days after the date of the Option Notice, unless the parties agree to another date

c)	On the Closing Date, the parties shall execute and deliver a securities purchase agreement, in substantially the form of the Purchase Agreement, pursuant to which the Company agrees to issue and sell to the Exercising Purchaser, and the Exercising Purchaser agrees to acquire from the Company, all of the Units to which it is entitled.

3.	Cancellation of the Options. If at any time the Average Price of the common stock, par value $.01 per share, of the Company (the “Common Stock”) equals or exceeds $3.00 per share, the Company unilaterally may elect, in its sole discretion, to cancel the Options, in whole or in part, by delivering a notice of cancellation (a “Cancellation Notice”) to each Purchaser by facsimile and overnight courier (the date that the Cancellation Notice is given being referred to as the “Cancellation Notice Date”). The cancellation shall take effect at 5:00 p.m., Washington, D.C. time, on the tenth Trading Day following the Cancellation Notice Date (the “Cancellation Time”). Notwithstanding anything in this Section 3, the Company shall effect the exercise of the Options pursuant to Section 2 if the Exercise Notice is received by the Company before the Cancellation Time.

4.	Certain Definitions

“Average Price” on any date means (x) the sum of the Per Share Market Value for the ten (10) Trading Days immediately preceding such date minus (y) the highest and lowest Per Share Market Value during the ten (10) Trading Days immediately preceding such date, divided by (z) eight (8), or a similar calculation if another figure for the number of Trading Days is set forth for clause (x) of this definition.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday in the State of New York or a day on which banking institutions in the State of New York generally are authorized or required by law or other government action to close.

“National Market” means the NASDAQ National Market, the NASDAQ SmallCap Market, the New York Stock Exchange and the AMEX.

“Per Share Market Value” means on any particular date (a) the closing bid price per share of the Common Stock on such date on (i) the National Market on which the Common Stock is then listed or quoted, or, if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or the OTCBB, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its function of reporting prices.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Trading Day” means any day on which the OTCBB or any National Market on which the Common Stock is then listed or quoted is open for trading.

5.	Notices. Except as otherwise expressly provided for herein, any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to have been delivered (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party (if received by 5:30 p.m. Eastern Standard Time) or the first Business Day following such delivery (if received on or after 5:30 p.m. Eastern Standard Time); or (c) two Business Days after deposit with a nationally recognized overnight courier, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Antex Biologics Inc. 300 Professional Drive Gaithersburg, Maryland 20879 Telephone: (301) 590-0129 Facsimile: (301) 590-1252 Attention: V.M. Esposito, Chairman and CEO

With a copy to:

Covington & Burling 1201 Pennsylvania Avenue, N.W. Washington, D.C. 20004 Telephone: (202) 662-6000 Facsimile: (202) 662-6291 Attention: D. Michael Lefever, Esq.

If to Xmark Fund, Ltd. or Xmark Fund, L.P. to:

Brown Simpson Asset Management, LLC 152 West 57th Street, 21st Floor New York, New York 10029 Telephone: (212) 247-8200 Facsimile: (212) 247-1329 Attention: Peter Greene

With a copy, in the case of Notice to Xmark Fund, Ltd. or Xmark Fund, L.P., to:

Akin, Gump, Strauss, Hauer & Feld, L.L.P. 590 Madison Avenue New York, New York 10022 Telephone: (212) 872-1000 Facsimile: (212) 872-1002 Attention: James Kaye

If to S.A.C. Capital Associates, LLC to:

S.A.C. Capital Advisors, LLC 777 Long Ridge Road Stamford, Connecticut 06902 Telephone: (203) 614-2000 Facsimile: (203) 614-2393 Attention: Peter Nussbaum

If to SDS Merchant Fund, LP to:

One Sound Drive, Second Floor Greenwich, Connecticut 06830 Telephone: (203) 629-8400 Facsimile: (203) 629-0345 Attention: Steve Derby

If to OTATO, L.P. to:

OTA Limited Partnership 1 Manhattanville Road

Purchase, New York 10577 Telephone: (914) 694-5857 Facsimile: (914) 694-6342 Attention: Vinny DiGeso

Each party shall provide written notice to the other party of any change in address or facsimile number in accordance with the provisions hereof.

6.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Purchasers and their permitted assigns, and shall be binding upon any Person succeeding to the Company by merger or acquisition of all or substantially all of the assets of the Company. Neither the Company nor any of the Purchasers may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld.

7.	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN.

8.	Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

[Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Option to Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

Company:

ANTEX BIOLOGICS INC.

By: /s/ V. M. Esposito
      V. M. Esposito
      Chairman and Chief Executive Officer

Purchasers:

XMARK FUND, LTD.

By: Brown Simpson Asset Management, LLC, its Investment Manager

By: /s/ Peter D. Greene
      Name: Peter D. Greene
      Title: Managing Principal

XMARK FUND, L.P.

By: Brown Simpson Capital, LLC, its General Partner

By: /s/ Peter D. Greene
      Name: Peter D. Greene
      Title: Managing Principal

S.A.C. CAPITAL ASSOCIATES, LLC

By: S.A.C. Capital Advisors, LLC

By: /s/ Peter Nussbaum
      Name: Peter Nussbaum
      Title: General Counsel

SDS MERCHANT FUND, LP

By: /s/ Steve Derby
      Name: Steve Derby
      Title: Managing Member

OTATO, L.P.

By: /s/ James W. Santori
      Name: James W. Santori
      Title: CFO